Exhibit 99.1

News Release

Investor Relations Contact:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com

CORRECTION –

Internet Patents Corporation Subsidiary Receives Patent Infringement Verdict against Sprint Spectrum LP

SACRAMENTO, CA -- (Marketwired) -- 06/25/15 -- In the news release, "Internet Patents Corporation Subsidiary Receives Patent Infringement Verdict Against Sprint Spectrum LP" issued earlier today by Internet Patents Corporation, we are advised by the company that the first U.S. Patent No. in the first paragraph should read "8,387,155" rather than "8,287,155" as originally issued. Complete corrected text follows.

Internet Patents Corporation Subsidiary Receives Patent Infringement Verdict against Sprint Spectrum LP

Sacramento, CA – June 25, 2015 – Internet Patents Corporation (NASDAQ: PTNT) ("IPC"), today announced a successful jury verdict in favor of its Omaha-based subsidiary, Prism Technologies, LLC (“Prism”) in a patent infringement lawsuit against Sprint Spectrum LP d/b/a Sprint PCS (“Sprint”). At the end of a six day trial in Omaha, the jury in the United States District Court for the District of Nebraska found that the accused Sprint network systems and methods infringe multiple claims of U.S. Patent Nos. 8,387,155 and 8,127,345. Prism was awarded trial damages of $30 million representing a reasonable royalty for Sprint’s infringement for the period from February 2012 through December 2014.

The suit against Sprint is the second of five patent infringement lawsuits filed by Prism against wireless carriers. As previously reported, in November 2014, Prism settled on favorable terms with AT&T Wireless. The remaining three suits are against T-Mobile USA, Inc. (October 13, 2015 trial date); United States Cellular Corporation (November 9, 2015 trial date); and Cellco Partnership d/b/a Verizon Wireless (April 4, 2016 trial date).

“We appreciate the jury’s hard work and their attention to the evidence. We believe the damage award is further validation of the significant value of our inventions covered by the ‘155 and ‘345 patents,” said Greg Duman, Prism’s president.

Prism was represented by Paul Andre, Lisa Kobialka, Jonathan Caplan, Mark Baghdassarian, and Aaron Frankel of Kramer Levin Naftalis & Frankel LLP, Dan Fischer of Koley Jessen P.C., L.L.O., and André J. Bahou, Chief Legal Officer of Prism.

About Internet Patents Corporation

Headquartered in Sacramento, CA, Internet Patents Corporation (NASDAQ:PTNT) is the parent company of Prism Technologies, LLC. www.internetpatentscorporation.net  Prism is a Nebraska limited liability company headquartered in Omaha, Nebraska. Prism was formed in 2003 as a successor to Prism Resources, Inc. and was acquired by IPC in a transaction that closed in March 2015.

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements, which include statements expressing the intent, belief or current expectations of Internet Patents Corporation that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "target," "goal," and similar expressions are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Internet Patent Corporation's business, including, but not limited to, risks associated with the unpredictable nature of patent licensing and patent litigation. Unless legally required, Internet Patents Corporation undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.